PURCHASE AGREEMENT

by and among

HAMMER FIBER OPTIC HOLDINGS CORP.,

a Nevada corporation,

1STPOINT COMMUNICATIONS, LLC

a New Jersey limited liability company,

ANDERA CAPITAL, LLC

a New Jersey limited liability company,

SOMERSET HEALTH CARE ADVISORS, LLC

a New Jersey limited liability company,

CASTLE STONE HOLDINGS, LLC

A Florida limited liability company,

MANHATTAN CARRIER COMPANY, LLC

A New York limited liability company,

Dated November 30, 2018

AMENDMENT #1 TO THE PURCHASE AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) TO THE STOCK PURCHASE AGREEMENT (this “Agreement”) made on the 11th day of September, 2018 between and among Hammer Fiber Optic Holdings Corp., a Nevada corporation (“Buyer”), 1stPoint Communications, LLC, a New Jersey company (the “Company”), and Manhattan Carrier Company, LLC, with its address at 401 East 34th Street, #N27J, New York, NY 10016, Andera Capital, LLC, having its address at 3 Hawthorne Place, Summit, NJ 07901, Somerset Health Care Advisors, LLC having its address at 4 Davinci Court, Somerset, NJ 08873 and Castle Stone Holdings, LLC, having its address at 4373 Re Al Court, Orlando, FL 32808 (collectively the “Seller”).

W I T N E S S E T H :

WHEREAS, the Members of the Company wish to secure their interests in the event that the Buyer should become insolvent, that may or may not require the sale or disposition of the equity of the Company;

WHEREAS, the Buyer wishes to provide protection to the Seller.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

1.UCC-1 Lien.

1.1Lien.

Seller shall place a UCC-1 lien against the assets of Company in the amount of the outstanding deferred compensation in the accordance with the Stock Purchase Agreement.

1.2Exercise Rights.

In the event that Buyer should become insolvent, or forced to sell or otherwise dispose of the assets of the Company, Seller shall have the right to exercise the UCC-1 lien and unwind the Stock Purchase Agreement. Seller shall immediately return any Buyer Stock that Seller may have in their possession, immediately return any and all materials which Seller may have in their possession and Seller shall immediately take possession of 100% of all units of the Company, not subject to any liens or encumbrances.

1.3Retirement of Lien.

Seller shall file a UCC-2 to retire the lien for any of the following reasons: (i) that Buyer demonstrates an annual EBITDA of equal or more than one million US dollars ($1,000,000 US) annualized for three consecutive quarters (whereby EBITDA is calculated in accordance with the Financial Accounting Standards Bureau), (ii) in the event that Buyer is able to settle and pay down its liabilities and the liabilities of its subsidiaries, excluding the Company’s liabilities, in full, or (iii) upon the third anniversary of the sale of the Company, whichever occurs sooner.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement Amendment the day and year first above written.

HAMMER FIBER OPTIC HOLDINGS CORP.,

a Nevada corporation

By: /s/ Michael P. Cohill

    Name:  Michael P. Cothill

    Title: Executive Chairman

ON BEHALF OF THE MEMBERS OF 1STPOINT COMMUNICATIONS, LLC

a New Jersey company

By: /s/ Erik B. Levitt

    Name:  Erik B. Levitt

    CEO